SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
        Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
Section 240.14a-12

                     STATE STREET CORPORATION
 .................................................................
         (Name of Registrant as Specified In Its Charter)

 .................................................................
            (Name of Person(s) Filing Proxy Statement
                  if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction
applies:
    ............................................................
    2) Aggregate number of securities to which transaction
applies:
    ............................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ............................................................
    4) Proposed maximum aggregate value of transaction:
    ............................................................
    5) Total fee paid:
    ............................................................

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
    ...............................
    2) Form, Schedule or Registration Statement No.:
    ...............................
    3) Filing Party:
    ...............................
    4) Date Filed:
    ................................



                      [State Street Logo]





                                               Marshall N. Carter
                             Chairman and Chief Executive Officer


                                   March 12, 1999





DEAR STOCKHOLDER:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of State Street Corporation. The meeting will be held in the Enterprise Room at 225 Franklin Street, Boston, Massachusetts on Wednesday, April 21, 1999, at 10:00 a.m. Your Board of Directors and management look forward to greeting those stockholders able to attend.

     The notice of meeting and proxy statement which follow describe the business to be conducted at the meeting. You will be asked to elect five directors. THE BOARD OF DIRECTORS
UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE DIRECTORS NOMINATED.

     Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement. Then complete, sign, date and mail promptly the accompanying proxy in the enclosed return envelope. To be sure that your vote will be received in time, please return the proxy at your earliest convenience.

     We look forward to seeing you at the Annual Meeting so that we can update you on our progress. Your continuing interest is very much appreciated.

                                   Sincerely,
                                   /s/Marshall N. Carter

                    State Street Corporation
                       225 Franklin Street
                      Boston, MA 02110-2804



                     [State Street Logo]






            NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of
     STATE STREET CORPORATION:

     The 1999 Annual Meeting of Stockholders of State Street
Corporation will be held on Wednesday, April 21, 1999, at 10:00 a.m., Eastern Time, at 225 Franklin Street, Fifth Floor, Boston,
Massachusetts, for the following purposes:

     1.   To elect five directors, each for a three-year term;
and

     2. To act upon such other business as may properly come before the meeting and any adjournments thereof.

     Stockholders of record at the close of business on February
26, 1999 are entitled to notice of and to vote at the meeting and any adjournments thereof.

     PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE
ENVELOPE PROVIDED FOR YOUR USE.  FURNISHING THIS PROXY WILL NOT
AFFECT YOUR RIGHT TO REVOKE THIS PROXY OR TO VOTE IN PERSON
SHOULD YOU ATTEND THE MEETING.

     If your stock is held in the name of a bank or broker, you may have the choice of voting over the Internet or by telephone.
Follow the instructions on the form you receive from your bank or broker.

     If you plan to attend the meeting, you should bring a form of personal identification with you. If your stock is held in the name of a bank or broker, you should bring an account statement or letter from your bank or broker indicating that you owned State Street Corporation Common Stock as of February 26, 1999.


                              By Order of the Board of Directors,

                                   Maureen Scannell Bateman
                                          Secretary


March 12, 1999



                    State Street Corporation
                      225 Franklin Street
                     Boston, MA 02110-2804


                       STATE STREET CORPORATION
           225 Franklin Street, Boston, Massachusetts 02110

                           PROXY STATEMENT

     This proxy statement, and the accompanying proxy, which are scheduled to be sent to stockholders beginning on March 12, 1999, are furnished in connection with the solicitation by the Board of Directors of State Street Corporation (the "Corporation") of proxies for the 1999 Annual Meeting of Stockholders of the Corporation to be held on April 21, 1999 and at any adjournments thereof. The Board of Directors has fixed the close of business on February 26, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the meeting.
On the record date 160,883,337 shares of Common Stock of the Corporation were outstanding and entitled to be voted at the meeting.

     All shares represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted at the meeting as specified or, if no specifications are made, proxies will be voted in accordance with the recommendations of the Board of Directors. Each share of Common Stock is entitled to one vote on each matter. Any proxy may be revoked at any time before it is voted by notifying the Secretary in writing, by executing and returning to the Corporation a later dated proxy or by notifying the Secretary at the meeting and voting in person. Stock held by State Street Bank and Trust Company, as trustee of the Corporation's Salary Savings Program on account of participants in such program, will be voted by the trustee in accordance with written instructions from the participants, and where no instructions are received, as the trustee deems proper.

     The Corporation will bear the cost of soliciting proxies. The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally, by telephone and other means of communication by regular employees of the Corporation and its principal subsidiary, State Street Bank and Trust Company (the "Bank"), without any additional remuneration and at minimal cost. The Corporation intends to request banks, brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to their principals and to obtain authorization for the execution of proxies. In addition, the Corporation has retained Morrow & Co., Inc. to aid in the solicitation of proxies. The Corporation has agreed to pay Morrow & Co., Inc. a fee of $8,500, plus expenses.

     The Corporation's Annual Report, including financial statements for the year ended December 31, 1998, is being mailed to stockholders together with this proxy statement.

                        ELECTION OF DIRECTORS

     In accordance with Massachusetts law, the By-laws of the Corporation provide for the classification of the Board into three classes of directors as nearly equal in number as possible, each class serving a three-year term, with one class of directors to be elected at each annual meeting of stockholders for the term specified and to continue in office until their successors are elected and qualified. The exact number of directors is to be determined by vote of the Board of Directors. Pursuant to the By-laws, at a meeting on December 17, 1998, the Board of Directors fixed the number of directors at 17, effective with the 1999 Annual Meeting. As a result, five directors are to be elected at the meeting as Class III directors. There are currently 18 directors of the Corporation, six of whom are Class III directors. Charles F. Kaye, a Class III director, will be retiring from the Board at the expiration of his present term.

     It is intended that, unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the election of the five nominees listed below as directors, to serve for a three-year term expiring at the Annual Meeting to be held in 2002. Although the Board of Directors does not contemplate that any nominee will be unavailable for election, in the event that vacancies occur unexpectedly, such shares may be voted for substitute nominees, if any, as may be designated by the Board of Directors. Information relating to each nominee for election as director and for each continuing director, including his or her period of service as a director of the Corporation, principal occupation and other biographical material is shown below.


DIRECTORS TO BE ELECTED AT THE 1999 ANNUAL MEETING

CLASS III

TENLEY E. ALBRIGHT, M.D.                      DIRECTOR SINCE 1993

     Physician and surgeon. Dr. Albright's concentration in medicine and health sciences stems from her private practice of general surgery for over 23 years. Dr. Albright, age 63, is Chairman of Western Resources, Inc., a holding company of varied assets with plans for a research and development park and a senior care facility. She is chairman of the Board of Regents of the National Library of Medicine, National Institutes of Health, and serves on the board of directors of West Pharmaceutical Services, Inc., the Whitehead Institute for Biomedical Research and the Massachusetts Society for Medical Research. She is a member of the corporation of Woods Hole Oceanographic Institution and New England Baptist Hospital and a member of the Harvard Medical School Information Technology Committee and serves on the Board of Visitors of the Harvard Medical Institute for Research and Education. Dr. Albright graduated from Harvard Medical School after attending Radcliffe College and has received honorary degrees from Williams College, Hobart and William Smith Colleges, Russell Sage College, New England School of Law, Chatham College, State University of New York at Cortland, Springfield College and Lasell College. Dr. Albright won the Gold Medal in figure skating at the 1956 Olympics in Cortina, Italy. She recently received the Research! America Advocacy Award.

MARSHALL N. CARTER                            DIRECTOR SINCE 1991

     Chairman and Chief Executive Officer of the Corporation. Prior to joining State Street in 1991, Mr. Carter, age 58, was with Chase Manhattan Bank for 15 years, the last three years as head of global securities services. He served as a Marine Corps officer in Vietnam for two years where he was awarded the Navy Cross and Purple Heart and had international affairs service as a White House Fellow. Mr. Carter is a member of the board of directors of AlliedSignal Inc. and the American Bankers Association. Mr. Carter holds a degree in civil engineering from the U.S. Military Academy at West Point and masters degrees from the Naval Postgraduate School and George Washington University.


NADER F. DAREHSHORI                           DIRECTOR SINCE 1990

     Chairman of the Board, President and Chief Executive Officer of Houghton Mifflin Company, publisher. Mr. Darehshori, age 62, served as College Division vice president and manager of Houghton Mifflin's midwestern sales region from 1984 until he was promoted to vice president and director of the College Division in 1986. In 1987 he was elected senior vice president, College Division. He was promoted to executive vice president and then to vice chairman in 1989 and to his present position in 1990. Mr. Darehshori has served as a director of Houghton Mifflin Company since 1989 and is chairman of its executive committee. He is a director of CGU Insurance Group and chairman of the Massachusetts Business Roundtable. He is a trustee of Wellesley College, the WGBH Educational Foundation and the Dana-Farber Cancer Institute. Mr. Darehshori also serves on the board of the Boston Public Library Foundation.

JOHN M. KUCHARSKI                             DIRECTOR SINCE 1991

     Chairman of the Board of EG&G, Inc., which provides scientific and technological products and services worldwide. Mr. Kucharski, age 63, joined EG&G in 1972 and was elected president and director in 1986. He is a director of Nashua Corporation and New England Electric System. He serves on the boards of trustees of Marquette University and George Washington University. He is also a member of the president's council and the advisory council to the College of Engineering of Marquette University. Mr. Kucharski holds a B.S. degree from Marquette University, a J.D. degree from George Washington University and is a member of the District of Columbia Bar Association.

BERNARD W. REZNICEK                           DIRECTOR SINCE 1991

     President, Premier Group, a construction company, and National Director, Utility Marketing of Central States Indemnity Co. of Omaha, an insurance company specializing in credit card and utility payment protection for consumers, since January 1997. Mr. Reznicek, age 62, also serves on the board of directors of Central States Indemnity Co. of Omaha. From 1994 to 1996, he was dean of the College of Business Administration of Creighton University. From 1987 to 1990, he was president and chief operating officer of Boston Edison Company. In 1990, he became chief executive officer, and in 1992, he was elected chairman of Boston Edison. Prior to joining Boston Edison, he was president and chief executive officer of Omaha Public Power District. Mr. Reznicek holds a B.S. degree from Creighton University and an M.B.A. from the University of Nebraska. He serves on the boards of CalEnergy Company, Guarantee Life Insurance Company, Stone & Webster Incorporated and CSG Systems International, Inc.


DIRECTORS SERVING UNTIL THE 2000 ANNUAL MEETING

CLASS I

I. MACALLISTER BOOTH                          DIRECTOR SINCE 1990

     Retired Chairman, President and Chief Executive Officer of Polaroid Corporation, a manufacturer of instant image recording products. Mr. Booth, age 67, joined Polaroid in 1958 as a supervisor in the Film Division. He is a director of John Hancock Mutual Life Insurance Company and Western Digital Corporation, past chairman of Inroads National Board of Directors and a member of the board of trustees of Eye Research Institute. He received B.S. and M.B.A. degrees from Cornell University.

JAMES I. CASH, JR.                            DIRECTOR SINCE 1991

     James E. Robison Professor of Business Administration at Harvard University. Dr. Cash, age 51, has been a faculty member of the Harvard Business School since 1976. He is a director of Cambridge Technology Partners, Inc., The Chubb Corporation, Knight-Ridder, Inc., General Electric Company, Tandy Corporation and WinStar Communications, Inc. He received a B.S. degree in mathematics from Texas Christian University and M.S. and Ph.D. degrees in computer science and management information systems from Purdue University.

TRUMAN S. CASNER                              DIRECTOR SINCE 1990

     Partner in the law firm of Ropes & Gray. Mr. Casner, age 65, received an A.B. degree from Princeton University in 1955 and an LL.B. from Harvard Law School in 1958. He served as law clerk to Chief Justice Wilkins of the Massachusetts Supreme Judicial Court and joined Ropes & Gray in 1959, becoming a partner in 1968. He is a trustee of the Museum of Science, Boston, a director of the Massachusetts Business Roundtable, chairman of the corporation and past president of Belmont Hill School and a member of the corporation of Woods Hole Oceanographic Institution. He is a member of the American Law Institute.

ARTHUR L. GOLDSTEIN                           DIRECTOR SINCE 1995

     Chairman and Chief Executive Officer of Ionics, Incorporated, an international company involved in the purification and treatment of water. Mr. Goldstein, age 63, is a director of Cabot Corporation. He is a member of the National Academy of Engineering and its Industry Advisory Board and a member of the visiting committee at Harvard School of Public Health. He is a trustee of the California Institute of Technology and the Massachusetts General Physicians' Organization, Inc. and a director of Jobs for Massachusetts, Inc. and the Massachusetts High Technology Council. Mr. Goldstein received a B.S. degree in chemical engineering from Rensselaer Polytechnic Institute, an M.S. in chemical engineering from the University of Delaware and an M.B.A. from Harvard Business School.

DAVID B. PERINI                               DIRECTOR SINCE 1980

     Chairman and Director of Perini Corporation, a construction and real estate development company. Mr. Perini, age 61, holds a B.S. degree from the College of the Holy Cross and received a J.D. degree from Boston College Law School in 1962. He joined Perini Corporation in 1962. He is a director of GZA Geoenvironmental Technologies, Inc. He has received awards from the National Conference of Christians and Jews and the Italian American Charitable Society and received the 1994 Ralph Lowell Distinguished Citizen Award and the Boston Bar Foundation's 1998 Public Service Award. Mr. Perini is a trustee of St. John's Preparatory School.

DENNIS J. PICARD                              DIRECTOR SINCE 1991

     Chairman of Raytheon Company, a diversified, technology-based international company. Mr. Picard, age 66, joined Raytheon in 1955 and held engineering and management assignments leading to his election as president and director in 1989 and as chairman and chief executive officer in 1991. He is a member of the National Academy of Engineering and its Industry Advisory Board, and a fellow of the American Institute of Aeronautics and Astronautics and the Institute of Electrical and Electronic Engineers. Mr. Picard is a trustee of Northeastern University and Bentley College, a corporator of Emerson Hospital, a director of the Discovery Museums and the John F. Kennedy Library Foundation, a member of the National Business Roundtable, The Business Council, the Defense Policy Advisory Committee on Trade (DPACT), the President's Export Council, the President's National Security Telecommunications Advisory Council and the Armed Forces Communications and Electronics Association. He is a graduate of Northeastern University and holds honorary doctorates from Northeastern University, Merrimack College and Bentley College.

DIRECTORS SERVING UNTIL THE 2001 ANNUAL MEETING

CLASS II

DAVID P. GRUBER                               DIRECTOR SINCE 1997

     Chairman, Chief Executive Officer and Director of Wyman-Gordon Company, a manufacturer of forging, investment casting and composite airframe structures for the commercial aviation, commercial power and defense industries, since 1997. Mr. Gruber, age 57, joined Wyman- Gordon in 1991 as president and chief operating officer, became a director in 1992 and president and chief executive officer in 1994. Mr. Gruber began his career with General Tire and Rubber Company. From 1978 to 1991 he was with Norton Company, including serving as vice president of Advanced Ceramics, from 1987 to 1991. He is a member of the board of trustees of Manufacturers' Alliance for Productivity and Innovation and chairman of the Worcester Polytechnic Institute Mechanical Engineering Advisory Committee. Mr. Gruber has a B.S. degree from Ohio State University.

CHARLES R. LAMANTIA                           DIRECTOR SINCE 1993

     Chairman and Chief Executive Officer of Arthur D. Little,
Inc., which provides management, technology and environmental consulting services. Dr. LaMantia, age 59, was president and chief operating officer of

Arthur D. Little from 1986 to 1988. Prior to rejoining Arthur D. Little in 1986, he was president of Koch Process Systems, Inc. From 1977 to 1981, Dr. LaMantia was vice president in charge of Arthur D. Little's services to the chemical, metals and energy industries, having assumed that position after 10 years on the firm's consulting staff. He is a member of The Conference Board and the Massachusetts Business Roundtable. Dr. LaMantia received B.A., B.S., M.S. and Sc.D. degrees from Columbia University and attended the Advanced Management Program at Harvard Business School.


ALFRED POE                                    DIRECTOR SINCE 1994

     Chief Executive Officer of MenuDirect Corporation, a direct home delivery prepared food service, since 1997. Mr. Poe, age 50, was formerly the president of the Meal Enhancement Group and Corporate Vice President of Campbell Soup Company which he joined in 1991. From 1982 to 1991, he was with Mars, Inc. and held various sales and marketing assignments in the United States and the United Kingdom. He is a member of the board of directors of B&G Foods, Inc., the LEAD (Leadership, Education and Development) Program for minority students and the Executive Leadership Council. Mr. Poe holds a B.S. degree from Polytechnic Institute of Brooklyn and an M.B.A. from the Harvard Graduate School of Business.

DAVID A. SPINA                                DIRECTOR SINCE 1989

     President and Chief Operating Officer of the Corporation, since 1995. Mr. Spina, age 56, joined State Street in 1969 as a credit analyst. He was elected executive vice president in 1982 and vice chairman in 1992. Mr. Spina held the positions of chief financial officer and treasurer from 1977 to 1992. As Chief Operating Officer, Mr. Spina oversees the transaction processing and information systems of the Corporation and technology and systems development. In addition, he manages the Corporation's investor services business, which consists of custody, recordkeeping and information services for institutional investors worldwide. He is chairman of the Massachusetts Taxpayers Foundation, Inc. and a director of the United Way of Massachusetts Bay and the Metropolitan Boston Housing Partnership, Inc. Mr. Spina is Chairman Emeritus of the Massachusetts Housing Investment Corporation. Mr. Spina holds a B.S. degree from the College of the Holy Cross and an M.B.A. from Harvard University. He was an officer in the United States Navy from 1964 to 1969, serving a combat tour of duty in Vietnam.

DIANA CHAPMAN WALSH                           DIRECTOR SINCE 1997

     President of Wellesley College. Prior to becoming President of Wellesley College, Dr. Walsh, age 54, was Professor and Chairman of the Department of Health and Social Behavior at the Harvard School of Public Health. She serves on the board of directors of the Consortium on Financing Higher Education and as chair of the American Council on Education Commission on International Education. She is a trustee of Amherst College. Dr. Walsh received a B.A. degree from Wellesley College, M.S. and Ph.D. degrees from Boston University and Doctor of Humane Letters, honorus causa, from Boston University and Deree College, American College of Greece.

ROBERT E. WEISSMAN                            DIRECTOR SINCE 1989

     Chairman, Chief Executive Officer and Director of IMS Health Incorporated, which provides information to the pharmaceutical and healthcare industries, since June 1998. IMS Health is a spin- off from Cognizant Corporation, one of three companies resulting from the restructuring of The Dun & Bradstreet Corporation. Mr. Weissman, age 58, joined Dun & Bradstreet in 1979. He became chief executive officer in 1994 and chairman in 1995. He became chairman, chief executive officer and director of Cognizant Corporation in 1996.

Mr. Weissman is a director of GartnerGroup, Inc. and Nielsen Media Research Inc. He is a member of the Institute of Management Accountants, the Society of Manufacturing Engineers, the Institute of Electrical and Electronic Engineers, The Business Roundtable, the Committee for Economic Development and The U.S.-Japan Business Council and is vice chairman of the Corporation of Babson College. Mr. Weissman received a degree in Business Administration from Babson College in 1964.

GENERAL INFORMATION

     The Board of Directors has the overall responsibility for the conduct of the business of the Corporation. Of the 18 directors currently in office, 16 are outside directors and 2 are executive officers of the Corporation. The Board of Directors held 4 meetings during 1998 and each of the directors attended 75% or more of the total of all meetings of the Board and of the committees of the Board on which each director served during the year. Each member of the Board of the Corporation, except Mr. Poe, Mr. Reznicek and Mr. Weissman, is also a member of the Board of Directors of the Bank. The Board of Directors of the Bank held 12 meetings during 1998. Each member of the Executive Committee and the Examining and Audit Committee of the Corporation is also a member of the corresponding committee of the Bank, and members customarily hold joint meetings of both committees.

     The Board of Directors has the following committees to assist it in carrying out its responsibilities:

     The EXECUTIVE COMMITTEE is authorized to exercise all the powers of the Board of Directors that may be legally delegated to it by the Board in the management and direction of the business and affairs of the Corporation, including without limitation the review and approval of policies for the extension of credit, investment of the Corporation's assets and financial management, and to monitor activities under these policies and report periodically to the Board. Its members are Charles F. Kaye, Chair; James I. Cash; Marshall N. Carter; Truman S. Casner, and David A. Spina. During 1998, the Committee held 12 meetings.

     The EXAMINING AND AUDIT COMMITTEE oversees the operation of a comprehensive system of internal controls to ensure the integrity of the Corporation's financial reports and compliance with laws, regulations and corporate policies; monitors communication with external auditors and bank regulatory authorities; and recommends the selection of the Corporation's independent auditors. The Committee is composed of John M. Kucharski, Chair; Tenley E. Albright, and I. MacAllister Booth. During 1998, the Committee held 8 meetings.

     The EXECUTIVE COMPENSATION COMMITTEE sets and administers policies which relate to the compensation system for the Corporation's executive officers and other incentive programs of the Corporation. The Committee consists of Robert E. Weissman, Chair; I. MacAllister Booth; Nader F. Darehshori; Charles F. Kaye; Charles R. LaMantia, and Bernard W. Reznicek. During 1998, the Committee held 5 meetings.

     The NOMINATING COMMITTEE, which held 2 meetings during 1998, is composed of I. MacAllister Booth, Chair; Marshall N. Carter; Arthur L. Goldstein; David B. Perini; Dennis J. Picard, and Alfred Poe. The Committee recommends nominees to the boards of the Corporation and the Bank. In carrying out its responsibility of finding the best qualified directors, the Committee will consider proposals from a number of sources, including recommendations for nominees submitted upon timely written notice to the Secretary of the Corporation by stockholders.

COMPENSATION OF DIRECTORS

     Directors who are also employees of the Corporation or the Bank receive no compensation for serving as directors or as members of committees. Directors who are not employees of the Corporation or the Bank received an annual retainer of $35,000, payable at their election in shares of Common Stock of the Corporation or in cash, plus a fee of $1,500 for each meeting of the Board of Directors and each committee meeting attended, as well as travel accident insurance and reimbursement for travel expenses, and an award of 251 shares of deferred stock payable when the director leaves the Board or retires, for the period April 1998 through March 1999. In 1998, all outside directors elected to receive their annual retainer in shares of Common Stock. On July 1, 1998, two of the Directors, who joined the Board in September 1997, received a prorated award of 137 deferred shares for the 1997-1998 period.

     Under a plan effective January 1, 1995, non-employee directors with at least five years' service were eligible for an annual retirement benefit equal to their annual retainer at retirement, payable for a period equal to the length of service of the director on the Board, up to a maximum of ten years. On March 19, 1998, the Non-employee Directors' Retirement Plan was terminated, and directors with five or more years of service with the Corporation were allowed to maintain their accrued benefits pursuant to the Plan or to transfer the value of the accrued benefits into a deferred stock account. Directors with less than five years of service had their accrued benefits automatically transferred into a deferred stock account. One of the directors elected to maintain his accrued benefits pursuant to the Plan. Future accruals under the Non-employee Directors' Retirement Plan have been replaced with annual deferred stock awards equal, in each case, to the number of shares of the Common Stock of the Corporation determined by dividing $7,000 by the current share price.

                    BENEFICIAL OWNERSHIP OF SHARES

MANAGEMENT

     The table below sets forth the number of shares of the Common Stock of the Corporation beneficially owned (as determined under the rules of the Securities and Exchange Commission) by each director, the chief executive officer and the four other most highly compensated executive officers and by those persons and other executive officers as a group as of the close of business on February 1, 1999 based on information furnished by each person. None of the directors or executive officers individually owned beneficially as much as 1% of the outstanding shares of Common Stock. The directors and executive officers in the aggregate beneficially owned 1.53% of the Corporation's Common Stock.


                                           AMOUNT AND NATURE
                                           OF BENEFICIAL
  NAME                                     OWNERSHIP
  ----                                     -----------------

Tenley E. Albright, M.D.                       18,581(1)(7)
I. MacAllister Booth                           12,992(7)
Dale L. Carleton                              199,276(2)
Marshall N. Carter                            279,431(2)(3)
James I. Cash, Jr.                             11,439(7)
Truman S. Casner                               16,259(4)(7)
Nader F. Darehshori                             9,156(7)
Arthur L. Goldstein                             4,632(7)
David P. Gruber                                 2,440(7)
Charles F. Kaye                                39,965(7)
John M. Kucharski                              10,577(7)
Charles R. LaMantia                             9,683(4)(7)
Ronald E. Logue                                44,494(2)
Nicholas A. Lopardo                           334,572(2)(5)(7)
David B. Perini                                23,313(7)
Dennis J. Picard                               12,637(7)
Alfred Poe                                      6,188(7)
Bernard W. Reznicek                            13,277(7)
David A. Spina                                770,381(2)(6)
Diana Chapman Walsh                             2,040(7)
Robert E. Weissman                             15,833(7)

All of the above and other
executive officers as a group
(29 persons)                                2,465,814(2)(4)(7)
______________________

(1) Includes 6,398 shares held in trust for a family member pursuant to a trust of which Dr. Albright is a co-trustee and 2,200 shares owned by a family member with respect to which she disclaims beneficial ownership.

(2) Includes shares which may be acquired within 60 days through the exercise of stock options as follows: Mr. Carleton, 136,574;
Mr. Carter, 100,020; Mr. Logue, 11,422; Mr. Lopardo, 189,374; Mr.
Spina, 265,200, and the group, 1,202,782.

(3) Includes 149,411 shares held jointly and 30,000 shares owned by a member of Mr. Carter's family with respect to which he disclaims beneficial ownership.

(4) Includes shares as to which voting power and investment power are shared, as follows: Mr. Casner, 4,000; Dr. LaMantia, 2,000, and the group, 9,655.

(5) Includes 129,578 shares held jointly and 15,620 shares held in a charitable lead trust of which Mr. Lopardo is a co-trustee and members of Mr. Lopardo's family have a remainder interest with respect to which he disclaims beneficial ownership.

(6) Includes 40,000 shares owned by a member of Mr. Spina's family with respect to which he disclaims beneficial ownership.

(7)  Includes shares held in deferred stock accounts as follows:
Dr. Albright, 2,019; Mr. Booth, 2,656; Mr. Cash, 2,535; Mr. Casner; 2,605; Mr. Darehshori, 2,605; Mr. Goldstein, 1,508; Mr. Gruber, 687; Mr. Kaye; 611; Mr. Kucharski, 2,445; Dr. LaMantia, 2,019; Mr. Lopardo, 2,171; Mr. Perini, 3,105; Mr. Picard, 2,409;
Mr. Poe, 1,784; Mr. Reznicek, 2,445; Dr. Walsh, 687; Mr. Weissman, 2,929, and the group, 39,388.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors to file initial reports of ownership and reports of changes in ownership of the Common Stock of the Corporation with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers and directors are required by regulations to furnish the Corporation with copies of all Section 16(a) forms which they file.

     Based on a review of the copies of such forms furnished to the Corporation and written representations from the Corporation's executive officers and directors, the Corporation believes that in 1998 all Section 16(a) filing requirements applicable to its executive officers and directors were met.

CERTAIN TRANSACTIONS

     During 1998 certain directors and executive officers of the Corporation and the Bank, and various corporations and other entities associated with such directors, were customers of the Bank and its affiliates and had ordinary business transactions with the Bank and its affiliates. The transactions include loans and commitments made in the ordinary course of the Bank's business and on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated persons with no more than normal risk of collection nor did they present other unfavorable features. During 1998, the Bank and other subsidiaries of the Corporation have used products or services of GartnerGroup, Inc. and a subsidiary of Ionics, Incorporated, with which two of the directors of the Corporation were associated. Additional transactions of this nature may be expected to take place in the ordinary course of business in the future. Ropes & Gray, a law firm of which Mr. Casner, a director of the Corporation, is a partner, was retained by the Corporation to handle certain legal matters during the past year. It is anticipated that the firm will continue to provide legal services in the current year.

     No executive officer of the Corporation is allowed to borrow from the Bank other than through the use of a reserve account with limits of up to $20,000 as allowed by Massachusetts law and at the same interest rate paid by the public.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Corporation's Executive Compensation Committee are I. MacAllister Booth, Nader F. Darehshori, Charles
F. Kaye, Charles R. LaMantia, Bernard W. Reznicek and Robert E. Weissman, Chair. None of these individuals is or has been an officer or employee of the Corporation or the Bank.

           REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE


     The Executive Compensation Committee of the Board of
Directors (the "Committee") furnishes the following report on Executive Compensation.

POLICY

     State Street combines information technology with banking, trust, investment management and securities processing capabilities to support the investment strategies of our customers worldwide. The Corporation's goal is to be the leading company serving institutional investors worldwide. The Corporation's executive compensation program, by providing competitive pay and aligning executive compensation with the Corporation's business strategy, is designed to attract and retain superior executives, to focus these individuals on achieving the Corporation's objectives and to reward executives for meeting specific short-term and long-term performance targets. The executive compensation program places emphasis on challenging performance goals, business growth and sustainable real growth in earnings per share. By including stock-based compensation plans as a major part of the compensation strategy, State Street links closely the goals of stockholders and executives. Nineteen executives participated in the executive compensation program in 1998. The chairman and chief executive officer, the president and chief operating officer, the vice chairmen, and executive vice presidents are considered executives for this purpose.

     The principles of State Street's compensation strategy are applied throughout the Corporation. Since executives of the Corporation have the greatest opportunity to influence long- term performance, a greater proportion of their compensation is linked to the achievement of long- term financial goals and to stock price. Other individuals who manage business units or have corporate functional or staff responsibilities have a significant opportunity to influence the Corporation's results, and a sizable portion of their total compensation is related to the achievement of financial goals of both the respective business unit and the Corporation. In addition to executives, many officers and managers who make significant contributions to the Corporation participate in the Corporation's equity incentive programs and in a variety of annual incentive plans.

     The Executive Compensation Committee is comprised entirely of independent, non- employee directors, each of whom also qualifies as an "outside director" for purposes of Section 162(m) of the Internal Revenue Code. The Committee is responsible for setting and administering policies which relate to executive compensation, other incentive programs and the equity incentive programs of the Corporation. The Committee on an annual basis reviews and evaluates the Corporation's executive compensation program.

     The Committee met five times in 1998 and reported its activities to the Board of Directors. In conjunction with its annual comprehensive review and evaluation of the executive compensation program, the Committee engaged its own independent compensation consultant. The consultant worked for the Committee in reviewing the executive compensation program, in reviewing a reference group of public companies against which the Corporation's executive compensation, financial performance and total stockholder return was compared, and in considering modifications to existing plans. The Committee, with assistance from its independent consultant, validated this group of companies as a reference group against which to compare compensation practices and competitive levels of compensation. This group includes large U.S. bank holding companies, financial services companies and New England bank holding companies.

     The Committee believes that the Corporation's most direct competitors for executives are not necessarily the same companies that would be included in a peer group established to compare stockholder returns.

Therefore, the reference companies used for comparative compensation purposes contain some overlap with, but are not identical to, the companies in the S&P Financial Index used for performance comparison under "Stockholder Return Performance
Presentation" in this proxy statement.

     The elements of the Corporation's executive compensation program currently consist of base salary, annual bonus, performance awards, stock options and restricted stock awards. These are integrated components where salary and bonus reflect one-year results, performance awards reflect two-year results and stock options and restricted stock awards reflect long-term stock price appreciation. As a result of its 1998 review, the Committee has determined that the fundamental elements of this compensation plan are appropriate for a program that is intended to support the Corporation's business strategy, provide competitive compensation and create value for stockholders. The Committee's policies with respect to each of these elements, including the bases for the compensation reported for 1998 to the Corporation's chief executive officer, Mr. Carter, and chief operating officer, Mr. Spina, are discussed below.

BASE SALARIES

     The Committee recommends to the Board of Directors the base salary of Mr. Carter and Mr. Spina and reviews the salaries of the other executives. Base salaries for executives are determined by subjectively evaluating the responsibilities of the position, the strategic value of the position to State Street, and the experience and performance of the individual. No specific formula is used to set base salaries. The Committee has determined however, that to be competitive it is appropriate for State Street's executive salary levels to be near the median of the reference group.

     Annual salary adjustments are determined by reviewing market compensation data and subjectively considering the overall scope of each position and its strategic importance to State Street, the performance of the Corporation, an evaluation of the individual's performance and the length of time since the individual's last salary adjustment. The Committee also considers the range of salary increases which are awarded to all employees of the Corporation. With respect to the base salary granted to Mr. Carter and Mr. Spina for 1998, the Committee reviewed all of the factors noted above including data supplied by the compensation consultant on market levels of pay for the chief executive officer and chief operating officer at companies in the reference group and the recent performance of the Corporation, specifically earnings per share and return on equity under the leadership of Mr. Carter and Mr. Spina. No particular weight was applied to any single factor in making the Committee's determination. As compared to salaries paid to chief executive officer and chief operating officer positions in the reference group, Mr. Carter's salary and Mr. Spina's salary were slightly above the median.


ANNUAL BONUSES

     The Corporation's executives are eligible for annual cash bonuses under the provisions of the Senior Executive Annual Incentive Plan which was approved at the 1997 annual meeting of stockholders. The terms of the plan provide that the Committee assign to each executive a minimum, target and maximum bonus award opportunity, stated as a percent of salary. The levels of bonus opportunity assigned to each executive are determined by reviewing competitive compensation data supplied by the compensation consultant, the level of responsibility of each executive and the strategic importance of the executive's position to the Corporation. At its December 1997 meeting, the Committee assigned a range of bonus opportunity for Mr. Carter for 1998 at a minimum award of 0% of salary, a target award of 90% of salary and a maximum award of 180% of salary. The minimum bonus opportunity for Mr. Spina was established at 0% of salary, the target award was 80% of salary and the maximum award was 160% of salary. The actual level of bonus earned is based upon achievement of specific performance targets established by the Committee. Annually the Committee reviews one and five year earnings per share and return on equity data for the reference group. The Corporation's total stockholder return for the one and five year period as compared to the S&P Financial Index is also reviewed. In establishing targets for the annual incentive plan, the Committee considers this data along with the Corporation's long-term financial goals, the specific financial goals for the following year, and the business environment in which the Corporation is operating. The Committee then establishes the measures that will be used, the weighting of the measures and the specific performance targets at which various levels of bonus will be earned.

     The 1998 performance targets were based on earnings per share and return on equity. The Committee established a performance/payout schedule which identified various objective earnings per share and return on equity levels at which specific awards would be earned. The Committee further specified that amounts earned in excess of the target award level would be paid in equivalent shares of the Corporation's common stock.

     At its meeting in February 1999, the Committee certified that specific performance goals had been achieved and approved a total bonus payment for 1998 of $895,372 for Mr. Carter and $500,000 for Mr. Spina. Bonuses for other participants in the plan receiving bonuses totaled $3,618,456 for the year.

PERFORMANCE AWARDS/EQUITY AWARDS

     Long-term compensation is provided to executives in the form of both performance awards and equity awards.

     Performance Awards - Performance awards represent a contingent right to a cash payment, based upon the price of the Corporation's common stock, in the event the Corporation meets specified performance goals over a specified time period following the grant. Performance awards have been granted to the Corporation's executives once every two years or at the time an officer joined the executive group. Performance award payments, if any, are made every two years.

     The Committee granted performance awards to the executive group in December 1996. These grants included 80,000 performance awards granted to Mr. Carter and 50,000 performance awards granted to Mr. Spina. These grants had a two-year performance period covering the years 1997 and 1998. The Committee established objective performance targets for the 1997-1998 performance period for these grants. Performance awards are earned based on targets tied to a combination of measures, based upon return on equity, earnings per share and total stockholder return. In February 1999, the Committee certified data confirming that 100% of the performance awards had been earned for the two-year period. The Committee determined that Mr. Carter and Mr. Spina had earned all of the awards each had been granted. Based upon the average high and low prices of the Corporation's common stock during the last ten trading days of 1998, the Committee approved payment of $5,658,000 to Mr. Carter and $3,536,250 to Mr. Spina.

     A new group of performance awards was granted under the 1997 Equity Incentive Plan to the executive group in December 1998. This grant included an award of 127,000 units to Mr. Carter and an award of 67,800 units to Mr. Spina. The size of these grants was determined based upon subjective factors, including primarily the perceived importance of the executive's contribution to the success of the Corporation, similar to the subjective factors considered in setting base salary, and a target level of long-term incentive opportunity based upon data supplied by the Committee's compensation consultant with respect to the reference group. These grants have a two-year performance period covering the years 1999 and 2000. The Committee also established performance targets for the 1999-2000 performance period for these grants. Performance awards will be earned based on objective targets tied to a combination of measures based upon return on equity, earnings per share and total stockholder return. At the end of the two-year performance period, December 31, 2000, a cash payment will be calculated based upon the number of performance awards earned, if any, times the market value of the Corporation's common stock at the end of the performance period. In this way, the final cash value of the performance awards relates directly to both corporate financial performance in determining how many awards are earned and stock price appreciation in determining the cash value of the units earned.

     Stock Options - Prior to 1998, stock options were granted to executives every two years or at the time an officer joined the executive group, although the Committee has the authority to grant options at any time and has made additional grants in conjunction with new responsibilities assumed by members of the executive group. In 1998, the Committee decided to change this practice and to grant options annually. The Committee selects the executives to receive options and sets the size of option awards based upon subjective factors, including primarily the perceived importance of the executive's contribution to the success of the Corporation, similar to the subjective factors considered in setting base salary; a target level of long-term incentive opportunity based upon data supplied by the compensation consultant with respect to the reference group, and the amount of and value of the performance awards which were granted concurrently or in the prior year. The exercise price of options is equal to the market price of the shares at the time of the option grants. The options have a ten-year life and become exercisable in equal installments over a three-year period. Because stock options are granted at market price, the value of the stock options is dependent upon an increase in the Corporation's stock price. The Committee views stock option grants as a part of the executive's total compensation package for the period covered by the grant, and the amount of stock options outstanding at the time of a new grant or granted in prior years does not serve to increase or decrease the size of the new grant.

     At its meeting in December 1998, the Committee granted Mr. Carter options to purchase 137,800 shares and Mr. Spina options to purchase 110,200 shares based upon a review of all of the factors noted above; no particular weight was applied to any single factor in making the Committee's determination.

     Restricted Stock - Restricted stock awards are used to recruit, motivate and retain high potential individuals. Typically, awards are made to individuals who are not members of the executive group. Occasionally the Committee will grant restricted stock to members of the executive group as part of a recruitment package or based upon subjective factors, to reward what is considered to be exceptional performance. Four members of the executive group received restricted stock awards under the 1997 Equity Incentive Plan in 1998, including an award of 20,000 shares to Mr. Carter granted in recognition of the strategic leadership he has provided to the Corporation since he was appointed chief executive officer in 1992. The awards were made without payment from the recipient and provided for a restriction period of ten months.

TAX LAW

     Section 162(m) of the Internal Revenue Code generally precludes the Corporation from taking federal income tax deductions for compensation in excess of $1,000,000 per year for the Chief Executive Officer and any of its four other highest paid executive officers, if those individuals are employed on the last day of the tax year. Generally, however, performance-based compensation that satisfies the requirements of Section 162(m) is not subject to the deduction requirements of Section 162(m). The Committee reviewed all elements of the executive compensation program against the standards for qualifying for the tax deduction. Stock option and performance unit awards under the 1994 Stock Option and Performance Unit Plan and under the 1997 Equity Incentive Plan and awards under the Senior Executive Annual Incentive Plan have been designed to qualify as performance- based compensation, with the intended result that the deduction of compensation under these plans, including compensation from the exercise of options or from performance awards, would not be affected by the Section 162(m) deduction limits. The restricted stock awards were not intended to qualify for exemption from the Section 162(m) limits.

     In administering the executive compensation program, the Committee will continue to consider whether the deductibility of compensation will be limited under Section 162(m) and, in appropriate cases, will strive to structure such compensation so that any such limitation will not apply.

CONCLUSION

     Through the program described above, the Corporation's executive compensation is linked directly to the Corporation's performance, growth in stockholder value and each executive's contribution to those results. As the Corporation's business changes, particularly in light of its efforts to expand globally, and with the increasingly competitive and complex business and regulatory environment, the continuing assessment of the compensation structure and goals is required to assure that compensation incentives remain consistent with stockholder interest and closely tied to continuing growth in stockholder value.


                                Submitted by,

                                I. MacAllister Booth
                                Nader F. Darehshori
                                Charles F. Kaye
                                Charles R. LaMantia
                                Bernard W. Reznicek
                                Robert E. Weissman, Chair

                       EXECUTIVE COMPENSATION

     Shown below is information concerning the annual and long term compensation paid by the Corporation and its subsidiaries, including the Bank, to the chief executive officer and the four other most highly compensated executive officers of the Corporation (the "Named Executive Officers") for the periods shown.

                              SUMMARY COMPENSATION TABLE
                                                                    LONG TERM
                            ANNUAL COMPENSATION                   COMPENSATION
                    ---------------------------------  ------------------------------
                                                              AWARDS          PAYOUTS
                                                       ---------------------- -------
NAME                                        OTHER      RESTRICTED SECURITIES          ALL OTHER
AND                                         ANNUAL     STOCK      UNDERLYING LTIP     COMPEN-
PRINCIPAL                 SALARY   BONUS    COMPENSA-  AWARDS     OPTIONS    PAYOUTS  SATION
POSITION            YEAR  ($)      ($)(1)   TION($)(3) ($)(1)     (#)(2)     ($)(3)   ($)(4)
---------           ----  ------   ------   ---------  ---------  -------    -------  ---------

Marshall N. Carter(5)
Chairman and        1998  976,265    895,372     0    1,201,250    137,800  5,658,000   4,800
Chief Executive     1997  937,517  1,372,275     0            0       None          0   4,750
Executive Officer   1996  862,500    640,406     0            0    300,000  1,772,196   4,750

David A. Spina
President and       1998  668,758    500,000     0            0    110,200  3,536,250   4,800
Chief Operating     1997  643,767    834,600     0            0       None          0   4,750
Operating Officer   1996  606,250    360,113     0            0    160,000  1,181,464   4,750

Nicholas A.         1998  525,003    664,663     0            0     49,600  1,697,400   4,800
Lopardo(6)          1997  500,019  1,576,775     0            0     25,000          0   4,750
Vice Chairman       1996  487,500  1,171,313     0            0     72,000    590,732   4,750

Dale L. Carleton(7) 1998  525,003    344,663     0      300,313     49,600  1,697,400   4,800
Vice Chairman       1997  437,504    469,463     0            0     25,000          0   4,750
                    1996  387,500    191,813     0            0     72,000    886,098   4,750

Ronald E. Logue     1998  493,767    328,261     0      300,313     49,600  1,697,400   4,800
Executive Vice      1997  437,522    469,463     0            0     15,000          0   4,750
President           1996  381,250    188,719     0            0     72,000    738,415   4,750

-------------------------------


(1) Dividend equivalents are paid in cash on all restricted stock awards. Based on the fair market value of the Corporation's Common Stock which vested on December 1, 1998 ($68.6875) the aggregate number and values of all restricted stock award holdings on such date were 20,000 shares and $1,373,750 for Mr. Carter; 5,000 shares and $343,438 for
     Mr. Carleton, and 5,000 shares and $343,438 for Mr. Logue.

(2)  Reflects a two-for-one stock split effective April 1997.

(3) Long term compensation payouts reflect performance units earned in accordance with the attainment of performance targets for the two-year periods, 1995-1996 and 1997-1998, and paid in cash equal to the fair market value of the Corporation's Common Stock at the end of each of the performance periods.

(4)  Reflects the Corporation's contributions to the Salary
     Savings Program.

(5) Bonus earned in excess of the target established for Mr. Carter pursuant to the Senior Executive Annual Incentive Plan was paid in shares of the Corporation's Common Stock calculated at the fair market value on February 18, 1999 ($72.9688), as follows: $886,543 in cash and $8,829 in shares.

(6)  Includes bonuses from the Corporation's Senior Executives
     Annual Incentive Plan and from the State Street Global
     Advisors Incentive Plan.  Elected Vice Chairman on December
     18, 1997; previously was Executive Vice President.

(7)  Elected Vice Chairman on December 18, 1997; previously was
     Executive Vice President.

                            - 15 -

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                            Potential Realizable
                                                            Value at Assumed
                                                            Annual Rates of
                                                            Stock Price
                                                            Appreciation for
                    Individual Grants                       Option Term(2)
----------------------------------------------------------  --------------------
       (a)            (b)       (c)       (d)       (e)         (f)       (g)
                               Percent
                   Number of   of Total
                   Securities  Options
                   Underlying  Granted to Exercise
                   Options     Employees  or Base
                   Granted     In Fiscal  Price    Expiration
Name               (#)(1)      Year       ($/Sh)   Date        5$($)   10%($)
----               ----------  ---------- -------- ----------  -----   ------

Marshall N. Carter  137,800      6.1      67.4375 12/16/2008 5,844,000 14,810,000

David A. Spina      110,200      4.9      67.4375 12/16/2008 4,674,000 11,844,000

Nicholas A. Lopardo  49,600      2.2      67.4375 12/16/2008 2,104,000  5,331,000

Dale L. Carleton     49,600      2.2      67.4375 12/16/2008 2,104,000  5,331,000

Ronald E. Logue      49,600      2.2      67.4375 12/16/2008 2,104,000  5,331,000

---------------------

(1) Options become exercisable in 33 1/3% installments over a three-year period commencing December 17, 1999. No SARs were granted.

(2) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, as set by the Securities and Exchange Commission. The actual value, if any, that the Named Executive Officer may realize from these options will depend solely on the gain in stock price over the exercise price when the options are exercised.





               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                VALUE OF
                                                                UNEXERCISED
                                          NUMBER OF SECURITIES   IN-THE-MONEY
                                          UNDERLYING UNEXERCISED OPTIONS AT
                                          OPTIONS AT             DECEMBER 31, 1998
                                          DECEMBER 31, 1998(1)   ($)(2)
                                          ---------------------- ------------------
                    SHARES      VALUE
                    ACQUIRED ON REALIZED   EXER-      UNEXER-    EXER-      UNEXER-
NAME                EXERCISE(#) ($)(3)     CISABLE    CISABLE    CISABLE    CISABLE
----                ----------- --------   -------    -------    -------    -------

Marshall N. Carter   148,980    6,080,164  148,020    284,800   6,509,765  6,840,960

David A. Spina       232,000   13,802,942  265,200    215,000  12,681,544  5,065,861

Nicholas A. Lopardo   65,000    3,664,762  239,374    110,026  12,919,826  2,389,455

Dale L. Carleton      48,576    2,630,670  136,574    110,026   6,419,340  2,389,455

Ronald E. Logue       51,760    1,954,146  113,652     97,360   5,246,764  1,963,027

-------------------------

(1)  Reflects a two-for-one stock split effective April 1997.

(2) Represents the difference between the closing price of the stock on December 31, 1998 ($70.125) and the exercise price of the stock options.

(3) Represents the difference between the fair market value of the stock at the time of the exercise and the exercise price of the stock options.

                           - 16 -

       LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR



   (a)                               (b)             (c)
                                NUMBER OF       PERFORMANCE OR
                                SHARES, UNITS   OTHER PERIOD
                                OR OTHER        UNTIL MATURA-
NAME                            RIGHTS (#)      TION OR PAYOUT(1)
----                            -------------   -----------------

Marshall N. Carter                  127,000        1999-2000
David A. Spina                       67,800        1999-2000
Nicholas A. Lopardo                  32,000        1999-2000
Dale L. Carleton                     32,000        1999-2000
Ronald E. Logue                      32,000        1999-2000


-------------------
(1) The performance units are earned based on the Corporation's performance during the performance period. The performance period is two fiscal years, and the last day of the second fiscal year of the performance period is the maturity date. Performance units to the extent earned are payable at maturity in cash equal to the fair market value of the Corporation's Common Stock at the end of the performance period. See Summary Compensation Table, LTIP Payouts, for payments under the plan for the performance period 1997-1998.

                           - 17 -


             STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the cumulative total stockholder return on the Corporation's Common Stock to the cumulative total return of the S&P 500Indexand the S&P Financial Index for the period of five fiscal years which commenced December31, 1993 and ended December 31, 1998, assuming $100 invested in the Corporation's Common Stock and in each index on December 31, 1993 and assuming reinvestment of dividends. The S&P Financial Index is a publicly available measure of 71 of the Standard & Poor's 500 companies, representing 32 banking companies, 20 insurance companies and 19 financial services companies.

         Comparison of Five-Year Cumulative Total Return





                       [performance graph]




                      Year Ended December 31

                          1993   1994   1995   1996   1997   1998

State Street Corporation  $100   $ 78   $124   $181   $329   $399

S&P 500 Index              100    101    139    171    229    294

S&P Financial Index        100     97    149    201    298    332

                             - 18 -


                         RETIREMENT BENEFITS

     As of January 1, 1990, the benefit formula under the Corporation's defined benefit plan (the "Retirement Plan") was changed to a cash balance formula. An account balance was established for each participant equal to the then present value of the participant's benefit earned to date. Each year this account balance is increased by interest at a specified rate and a contribution credit equal to a percentage of the participant's base salary for the calendar year exclusive of overtime, bonuses or other extraordinary benefits or allowances. The percentages of base salary are 4.0% for the first year of participation increasing to 11.25% for the thirtieth year, and zero thereafter. Employees who were participants on December 31, 1989 will receive the greater of their account balance or the benefit derived from the "grandfathered" formula if they retire from the plan. The grandfathered formula, based on 30 years of service, is equal to a benefit of 50% of final average pay minus 50% of the estimated Social Security benefit. For periods of service of less than 30 years, the benefit is reduced pro rata.

      Employees are enrolled in the Retirement Plan following the completion of one year of service and attainment of the age of
21. The normal retirement age is 65, although earlier retirement options are available. The Retirement Plan has a five-year vesting provision, and participants who are vested will receive their account balances or equivalent annuities if they leave the employ of the Corporation or the Bank before retirement.

      Under federal law, an employee's benefits under a qualified retirement plan are limited to certain maximum amounts. The Corporation has adopted a supplemental retirement plan, as amended (the "1987 Supplemental Plan") to supplement the benefits under the Retirement Plan by payment of additional retirement benefits out of general funds of the Corporation. Each of the Named Executive Officers is included in the 1987 Supplemental Plan.

     Effective as of January 1, 1995 the Corporation adopted a supplemental defined benefit pension plan (the "1995 Supplemental Plan") to provide certain key employees with retirement benefits and encourage the continued employment of such employees with the Corporation. The 1995 Supplemental Plan provides for the payment of additional annual benefits upon retirement at age 65 (or a proportionately reduced amount in the event of retirement on or after the age of 55 but prior to the age of 65), calculated as a straight life annuity, equal to 50% of such participant's final average earnings (highest average of any 5 consecutive years' earnings, as defined therein, during the last 10 years of employment) less annual benefits paid to such participant from the Retirement Plan, the 1987 Supplemental Plan and other retirement income payable to such participant under other plans of the Corporation or other of the participant's employers. Such benefits are subject to forfeiture in the event that the participant's employment with the Corporation terminates for any reason prior to reaching age 55 or completing 10 full years of employment with the Corporation. In addition, such benefits shall terminate if the participant engages in certain competitive activities within two years of termination. In June 1998 the Supplemental Plan was amended primarily to define earnings to exclude annual incentive payments, except those under the Senior Executive Annual Incentive Plan, to permit participants to choose payment in instalments over 5, 10 or 15 years and to provide for an administrative review procedure for claims and appeals as required by ERISA. Each of the Named Executive Officers participates in the 1995 Supplemental Plan.

     Under an agreement dated March 5, 1992, Mr. Carter will receive an additional pension contribution as a percentage of base compensation calculated as if a contribution had been made to the Retirement Plan of 7.50% in the first year and 3.75% in each of the next 15 years. In addition, the Carter Letter Agreement (as defined below) provides, among other things, that the forfeiture and termination provisions relating to the 1995 Supplemental Plan will be deemed inapplicable in the event that
(i) Mr. Carter's employment is terminated for reasons other than voluntary resignation, death or malfeasance before July 23, 2001 and (ii) he is not eligible for the severance benefits set forth in the change of control arrangements described below. See - "Termination of Employment and Change of Control Arrangements".

     Final average earnings include annual base salary plus any annual cash incentive compensation awards only. As of December 31, 1998, the credited years of service for each of the Named Executive Officers were as follows: Mr. Carter, 6; Mr. Spina, 25; Mr. Lopardo, 10; Mr. Carleton, 19; and Mr. Logue, 7. Current compensation covered by the Retirement Plan as of December 31, 1998 for each of the Named Executive Officers was as follows:
Mr. Carter, $2,322,291; Mr. Spina, $1,484,616; Mr. Lopardo,
$2,101,775; Mr. Carleton, $994,463, and Mr. Logue, $944,471.

     The estimated annual aggregate benefits (which are not subject to a deduction for Social Security), assuming a single life annuity, payable upon normal retirement under the final average pay formula to the Named Executive Officers assuming each continues to be employed by the Corporation until age 65 at his annual base salary and cash incentive compensation at December 31, 1998 are as follows: Mr. Carter, $1,161,146; Mr. Spina, $742,308; Mr. Lopardo, $1,050,888; Mr. Carleton, $497,232, and
Mr. Logue, $472,236.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Corporation has employment agreements with Messrs. Carter, Spina, Lopardo, Carleton and Logue which become operative following a change of control of the Corporation, as defined in the employment agreements. The employment agreements continue in effect while these executive officers are employed by the Corporation and remain in effect for a period of two years after a change of control. If the employment of any of these executive officers is terminated following a change of control, or if Mr. Carter's or Mr. Spina's employment is terminated voluntarily within thirty days of the six-month period following a change of control, or within thirty days of the twelve- month period following a change of control for the other Named Executive Officers, such executive officer would become entitled to various benefits under his employment agreement, including payment of three times the executive officer's base salary and bonus, unless the executive officer's employment was terminated by the Corporation for cause or by the executive officer without good reason as defined in the agreement. If the executive officers each had been terminated on December 31, 1998, they would have been entitled to receive the following amounts as severance pay: Mr. Carter, $5,641,140; Mr. Spina, $3,661,200; Mr. Lopardo, $3,508,989; Mr. Carleton, $2,608,989; and Mr. Logue, $2,484,831. The Corporation will make additional payments in amounts such that after the payment of income and excise taxes, the executive officers will be in the same after-tax position as if no excise tax under Section 4999 of the Internal Revenue Code had been imposed. Each of the outstanding agreements pursuant to which stock options and performance units were granted to Messrs. Carter, Spina, Lopardo, Carleton and Logue by the Corporation contains provisions for acceleration of vesting of stock options and payment of performance units following a change of control.
A change of control is defined in the agreements to include the acquisition of 25% or more of the Corporation's then outstanding stock or other change of control as determined by regulatory authorities, a significant change in the composition of the Board of Directors, merger or consolidation by the Corporation without certain approvals of the Board of Directors, and the sale of substantially all of the Corporation's assets.

     The Corporation entered into a letter agreement with Mr. Carter (the "Carter Letter Agreement") that provides for severance pay equal to two years' salary and bonus if (i) his employment is terminated for reasons other than voluntary resignation, death or malfeasance before July 23, 2001, and (ii) he is not eligible for the severance benefits set forth in the change of control arrangements described above. In such circumstances, for purposes of determining the amount payable to Mr. Carter pursuant to the 1995 Supplemental Plan (i) the forfeiture and termination provisions described above will be deemed inapplicable, and (ii) the benefits otherwise payable thereunder will be reduced by multiplying such amounts by a fraction, the numerator of which is the number of whole calendar months Mr. Carter was employed by the Corporation and the denominator of which is 120. Such payments shall terminate in the event that Mr. Carter becomes employed by one of the top five master trust or custody banks or one of the top five mutual fund custodians within two years of termination (the "Non-Competition Clause"). The Carter Letter Agreement also provides that in the event of a change of control of the Corporation and termination of Mr. Carter's employment under circumstances that entitle him to receive a severance payment pursuant to the change of control arrangements described above the 1995 Supplemental Plan will be modified in the manner set forth above (except that the Non-Competition Clause will be inapplicable), and Mr. Carter will be provided with a benefit equivalent in value to that which he would have received had his employment with the Corporation continued an additional three years.

     The Corporation has an Executive Compensation Trust (the "Trust") to provide a source for payments required to be made to participants, including Messrs. Carter, Spina, Lopardo, Carleton, and Logue, under the 1987 Supplemental Plan and the 1995 Supplemental Plan and to Mr. Carter pursuant to the Carter Letter Agreement. The Trust has been partially funded and has total assets of $10,371,000 as of December 31, 1998. The Trust is revocable until a change of control occurs, at which time it becomes irrevocable. A change of control is defined to include the acquisition of 25% or more of the Corporation's then outstanding stock or other change of control as determined by regulatory authorities, a significant change in the composition of the Board of Directors, merger or consolidation by the Corporation without certain approvals of the Board of Directors, and the sale of substantially all of the Corporation's assets.

                         VOTE REQUIRED

     The five nominees for election as directors who receive a plurality of the votes properly cast for the election of directors at the Annual Meeting, a quorum being present, shall be elected directors. Consistent with state law and under the Corporation's By-laws, a majority of the shares entitled to vote at the Annual Meeting, present in person or represented by proxy, constitutes a quorum. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Corporation to act as tellers for the meeting.

     The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes will be counted as votes "for" a director. As a result, none of the withheld votes will have any effect on the outcome of the voting on the election of directors (assuming a quorum is otherwise present).


             RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Examining and Audit Committee, has selected Ernst & Young LLP as independent auditors for the Corporation for the year ending December 31, 1999. It is expected that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

              PROPOSALS AND NOMINATIONS BY STOCKHOLDERS

     Stockholders who wish to present proposals at the 2000 Annual Meeting of Stockholders for inclusion in the Corporation's proxy material for that meeting must submit such proposals, by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Corporation's By-laws, to the Secretary of the Corporation on or before November 15, 1999 for inclusion in the proxy materials circulated by the Board of Directors relating to the 2000 Annual Meeting.

     Pursuant to the By-laws of the Corporation, proposals of business and nominations for directors other than those to be included in the Corporation's proxy statement and form of proxy may be made by stockholders of record entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the By-laws. Except as noted below, to be timely a notice with respect to the 2000 Annual Meeting must be delivered to the Secretary of the Corporation no earlier than January 17, 2000 and no later than February 15, 2000 unless the date of the 2000 Annual Meeting is advanced by more than thirty
(30) days or delayed by more than sixty (60) days from the anniversary date of the 1999 Annual Meeting in which event the By-laws provide different notice requirements. In the event the Board of Directors nominates a New Nominee (as defined in the By-laws) a stockholder's notice shall be considered timely if delivered not later than the 10th day following the date on which public announcement (as defined in the By-Laws) is first made of the election or nomination of such New Nominee. Any proposal of business or nomination should be mailed to: Secretary, State Street Corporation, 225 Franklin Street, Boston, Massachusetts 02110.

                            OTHER MATTERS

     The Board of Directors does not know of any other matters that may be presented for action at the meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

     The Board of Directors would like to have you attend the meeting in person. Please, however, mark, date, sign and return the enclosed proxy as promptly as possible in any event. If you attend the meeting, you may nonetheless vote in person by ballot if you desire.

March 12, 1999



                                                      SSBCM/PS/99
                             - 22 -


                   STATE STREET CORPORATION

         Annual Meeting of Stockholders - April 21, 1999

          SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of State Street Corporation (the "Corporation") hereby appoints Evalyn Lipton Fishbein, Claire A. Fusco and Karen A. Wharton (each with power to act without the others and with power of substitution) proxies to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on April 21, 1999 and at any adjournments thereof, with the power the undersigned would possess if personally present, and to vote, as designated, all shares of Common Stock of the Corporation which the undersigned may be entitled to vote at said Meeting, hereby revoking any proxy heretofore given.

To vote in accordance with the Board of Directors' recommendations just sign and date the other side; no boxes need to be checked.

PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.



HAS YOUR ADDRESS CHANGED?          DO YOU HAVE ANY COMMENTS?

------------------------           --------------------------
------------------------           --------------------------
------------------------           --------------------------
------------------------           --------------------------


[x] PLEASE MARK VOTES AS IN THIS
    EXAMPLE
                                 1. Election of Five Directors:
-------------------------------     FOR ALL             FOR ALL
    STATE STREET CORPORATION        NOMINEES  WITHHOLD   EXCEPT
-------------------------------       [ ]       [ ]        [ ]

                                    T. Albright      J. Kucharski
                                    M. Carter        B. Reznicek
                                    N. Darehshori

Mark box at right if an address  INSTRUCTION: If you do not wish
change or comment has been       your shares voted "FOR" one or
noted on the reverse side of     more nominee(s), mark the "For
this card.                  [ ]  All Except" box and strike a
                                 line through the name(s) of the
                                 nominee(s).  Your shares will
RECORD DATE SHARES:              be voted for the remaining
                                 nominee(s).

                                 2. In their discretion, the
                                    Proxies are authorized to
                                    vote upon such other business
                                    as may come before the
                                    meeting or any adjournments
                                    thereof.

                                 The matters to come before the
                                 meeting are fully described in
                                 the Notice of and Proxy
                                 Statement for the meeting,
                                 receipt of which is hereby
                                 acknowledged.  THE SHARES REPRE-
Please be sure to sign and date  SENTED BY THIS PROXY WILL BE
this Proxy.                      VOTED IN ACCORDANCE WITH THE
                  -------------- SPECIFICATIONS MADE.  IF NO
                  Date           NO SPECIFICATION IS MADE, THE
                                 PROXY WILL BE VOTED FOR THE
-------------------------------- ELECTION OF DIRECTORS AS SET
Stockholder       Co-owner       FORTH IN ITEM 1.
signs here        signs here


DETACH CARD                                          DETACH CARD
----------------------------------------------------------------

                     STATE STREET CORPORATION

DEAR STOCKHOLDER:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of State Street Corporation. The meeting will be held in the Enterprise Room at 225 Franklin Street, Boston, Massachusetts on Wednesday, April 21, 1999, at 10:00 a.m. Your Board of Directors and management look forward to greeting those stockholders able to attend.

     The notice of meeting and proxy statement which follow describe the business to be conducted at the meeting. You will be asked to elect six directors. THE BOARD OF DIRECTORS
UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE DIRECTORS NOMINATED.

     Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement. Then complete, sign, date and mail promptly the accompanying proxy in the enclosed return envelope. To be sure that your vote will be received in time, please return the proxy at your earliest convenience.

     We look forward to seeing you at the Annual Meeting so that we can update you on our progress. Your continuing interest is very much appreciated.

Sincerely,



Marshall N. Carter
Chairman and Chief Executive Officer